WELLS FARGO BANK WISCONSIN, N.A.                                Page 1      86
911 WEST MAIN STREET                                            Statement Date:
STOUGHTON, WI 53589-0119                                        July 10, 2001

JORE CORPORATION
DEBTOR IN POSSESSION                                            201-5068521
1220 W FULTON ST                                           Number of Enclosures:
EDGERTON WI 55554-1004                                          10

If you  have  any  questions  about  this  statement  or  your  accounts,  call:
800-236-9000.

Your Accounts at a Glance

  Account            Beginning       Deposits/       Withdrawals/       Ending
  Type               Balance         Credits         Debits             Balance
  Low Activity
  Business Checking  4,803.43        0.00            -2,407.56          2,395.87
  201-5068521

News from Wells Fargo

NOW THERE IS A NEW WAY FOR SMALL BUSINESS OWNERS TO ESTABLISH OR REBUILD BUSINESS CREDIT WITH THE WELLS FARGO BUSINESS SECURED MASTERCARD ACCOUNT. THIS BUSINESS TOOL CAN PROVIDE THE FIRST STEP TOWARD OBTAINING BUSINESS LOANS AND LINES OF CREDIT WITH WELLS FARGO. ASK YOUR BANKER ABOUT THE WELLS FARGO BUSINESS SECURED MASTERCARD ACCOUNT OR CALL 1-800-35-WELLS (1-800-359-3557) EXT 535 TODAY.

Low Activity Business Checking 201-5068521
      Jun 08 Beginning Balance                               4,803.43
      Jul 10 Ending Balance                                  2,395.87

Withdrawals and Debits
 ................................................................................
Date     Transaction Detail                                     Amount

 Jul 10  Checks Returned With Statement Fee                     -2.00
 Jul 10  Monthly Service Fee                                    -3.00

Checks Paid
 ................................................................................
Check # Date  Amount        Check # Date   Amount        Check # Date   Amount
093   Jun 13   35.62         098   Jun 14  361.15        1003*  Jun 26  152.00
095 * Jun 14  166.45         099   Jun 15  200.00        1004   Jun 27  250.00
096   Jun 19  119.59         100   Jun 20  627.60
097   Jun 15  101.47        1000 * Jun 22  388.68      * Gap in Check Sequence

Daily Balance Summary
 ................................................................................
Date        Balance     Date        Balance      Date        Balance
Jun 08     4,803.43     Jun 19      3,819.15     Jun 27      2,400.87
Jun 13     4,767.81     Jun 20      3,191.55     Jul 10      2,395.87
Jun 14     4,240.2I     Jun 22      2,802.87
Jun 15     3,938.74     Jun 26      2,650.87

Thank you for banking with Wells Fargo.

NOTICE: see reverse side for important information.